Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 8, 2010, with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009 of New York Mortgage Trust, Inc., which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8 dated June 17, 2010.

/s/ GRANT THORNTON LLP

New York, New York June 17, 2010